Exhibit 10.8

                          Dated ______________05/27/99



                            (1) GULF DTH PRODUCTION


                           (2) OMNIVISION MAROC SARL



                         ------------------------------

                               AMENDING AGREEMENT

                         ------------------------------



                                   Denton Hall
                               Five Chancery Lane
                                 Clifford's Inn
                                 London EC4A 1BU
                               Fax: 0171-404-6087
                               Tel: 0171-242-1212



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THIS AGREEMENT is made on May 27, 1999-10-27

BETWEEN

(1) GULF DTH PRODUCITON of Fourth Floor, 180 Oxford Street, London, England WIN ODS ("Gulf") and

(2) OMNIVISION MAROC SARL, of 31 Avenue Tarik Ibn Ziad, Rabat, Morocco, (the "Dealer")

SUPPLEMENTAL to a Distribution Agreement between Gulf and the Dealer dated January 14, 1999 (the "Agreement")

RECITAL

Gulf and the Dealer have agreed to amend the terms of the Agreement as set out in this Amending Agreement.

TERMS

1.     INTERPRETATION

       1.1. In this Amending Agreement capitalised words and expressions shall, unless otherwise stated, have the same meaning as in the Agreement.

       1.2. References in the Amending Agreement to clauses, sub-clauses and schedules shall, unless otherwise specified, be references to clauses, sub-clauses and schedules of the Agreement.

2.     AMENDMENTS TO THE AGREMENT

       2.1.   Clause 1

       2.1.1. The following definition shall be inserted after the definition for "Smart Card":

              "SOREAD Agreement" shall mean the Agreement entered into between the Dealer and SOREAD dated April 28, 1999.

       2.1.2. The definition of "Annual Churn" shall be deleted and replaced with the following:

              "Annual Churn" (expressed as a percentage) shall in each year mean the total number of paying/non-promotional subscriptions to the Programme Packages in the Territory that either (a) expired during that year and were not renewed within two months from the date of such expiration, or (b) were terminated or otherwise discontinued in that year, divided by the total number of paying/non-promotional subscriptions to the Programme Packages in the Territory which were in force on the final day of that year"

       2.2.   Clause  2.1

              Clause 2.1 shall be deleted and replaced with the following:

              "Gulf hereby appoints the Dealer as the Exclusive distributor fo the Programme Packages in the Territory, and the Dealer accepts such appointment to market, sell and distribute within the Territory (as defined in Schedule Two) and during the Term the Products listed in the attached Schedule One. Gulf and the Dealer agree that the Dealer's appointment shall be exclusive throughout the Territory during the term subject to the provisions of Clause
              13.4 below:"

2.3.   Clause 2.3

       Clause 2.3 shall be deleted in its entirety.

2.4.   Clause 6.13

       A new Clause 6.13 will be inserted as follows:

       "The Dealer warrants and represents that it has entered into the SOREAD Agreement for a term of no less that three years from April 28, 1999 and that the SOREAD Agreement provides for the Programme Packages to be marketed and distributed throughout the Territory."

2.5.   Clause 6.14

       A new Clause 6.14 will be inserted  as  follows:


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       "The  Dealer  undertakes  that it will  within  seven  days from the date hereof provide Gulf with such written proof as Gulf shall require that the Dealer has entered into the SOREAD Agreement and That the SOREAD Agreement complies with Clause 6.13 and 13.4."

2.6.   Clause 7.1

       The following  language shall be inserted at the end of Clause 7.1:

       "Gulf agrees that it shall consult as soon as possible but in any event no later that thirty days before making decreases of more than 10% to the subscription prices applicable under the then current Schedule Eight and before offering any promotion of greater than two free months on the DTH Subscription."

2.7.   Clause 13.4

       A new  Clause  13.4  shall be  inserted  as  follows:

       "If Gulf is of the opinion that at any time during the Term the Dealer is not using its best endeavours to achieve maximum sales of the Programme Packages Gulf shall be entitled in its sole discretion to send written notification to the Dealer removing the exclusivity of the appointment of the Dealer pursuant to Clause 2.1 of the Agreement. Accordingly, the appointment of the Dealer under Clause 2.1 of the Agreement shall become non-exclusive on the expiration of thirty days from the date of Gulf's notice unless the Dealer finalises a sales strategy designed to maximise sales of the Programme Packages which has been approved by Gulf in writing prior to the expiry of that 30 day period PROVIDED THAT if any such sales strategy approved by Gulf is not complied with by the Dealer, Gulf shall be entitled to send written notification to the Dealer terminating the exclusivity of the appointment of the Dealer under Clause
       2.1 of the Agreement with immediate effect. The Dealer will ensure that the SOREAD Agreement complies with the provisions specified above, in that, in the event that the exclusivity of the Dealer is terminated by Gulf for whatever reason, the appointment of SOREAD pursuant to the SOREAD Agreement will simultaneously cease to be exclusive."

2.8.   Schedule Six

       2.8.1. The first six lines of schedule Six for the Words "Based on Gulf subscription price." to "price less applicable taxes or fees" shall be deleted and replaced with the following:

              "With effect from January 1, 1999, Gulf shall pay the Dealer a sales commission on new subscriptions sold by the Dealer in the Territory ("New Subscriptions") which shall be a percentage of the Gulf subscription price based on the following numbers of New Subscriptions sold in each year

--------------------------------------------------------------------------------
      1-1,999 New  Subscriptions  sold       10%  of the  subscription  price
      in the relevant year                   (less  applicable  year taxes or
                                             fees)  of all New  Subscriptions
                                             sold in the relevant year; OR
--------------------------------------------------------------------------------
     2,000 or more New  Subscriptions        11%  of the  subscription  price
     sold in the relevant year               (less  applicable  relevant year
                                             taxes   or   fees)  of  all  New
                                             Subscriptions    sold   in   the
                                              relevant year.
--------------------------------------------------------------------------------

              For these purposes, the first year shall begin on January 1, 1999 and end on May 31, 2000 and each subsequent year shall begin on June 1 (commencing with June 1, 2000) and end on May 31."

       2.8.2. The sentence which reads "Such first year commissions shall begin on January 1, 1999 and end on March 31, 1999" shall be and hereby deleted in its entirety.

3.     RELATIONSHIP WITH THE AGREEMENT

       Subject to the foregoing amendments, the Agreement shall continue in full force and effect.


     SIGNED by
     Duly authorized and
     On behalf of                                            PETER EINSTEIN
     GULF DTH PRODUCTION


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     SIGNED by
     Duly authorized and
     On behalf of                                            LAWRENCE LIM
     OMNIVISION MAROC SARL




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